Exhibit 99.1

HI-PEITHO trial demonstrates Boston Scientific EKOS™ Endovascular System is superior to standard of care for treatment of acute pulmonary embolism

Global randomized trial demonstrated statistically significant reduction in clinical event rates in patients with intermediate-risk PE when treated with the EKOS device plus anticoagulation vs. anticoagulation alone

Late breaking findings presented at ACC.26 and simultaneously published in The New England Journal of Medicine

MARLBOROUGH, Mass. and NEW ORLEANS, March 28, 2026 -- Boston Scientific Corporation (NYSE: BSX) today announced positive data from the HI-PEITHO global randomized clinical trial evaluating the use of the EKOS™ Endovascular System in patients with intermediate-risk pulmonary embolism (PE). The study met the composite primary endpoint, with data demonstrating that the EKOS system plus anticoagulation was superior to the current standard of care – anticoagulation alone – for the treatment of acute PE. Findings from the trial were presented in a late-breaking science session at the American College of Cardiology's Annual Scientific Session & Expo and simultaneously published in The New England Journal of Medicine.

PE is a blood clot that causes a blockage in one or more pulmonary arteries that bring blood to the lungs, and is the third leading cause of cardiovascular mortality.1 Current medical guidelines for treating PE recommend medical management with anticoagulation as the standard of care for patients at all risk levels. A minimally invasive intervention, the EKOS system delivers a low dose of clot-dissolving medication directly to the blood clot and uses ultrasound energy to facilitate the dispersion of the medication deep into the clot to dissolve it.

"The data presented today offer clinicians a greater understanding of the impact of intervention via ultrasound-facilitated catheter-directed thrombolysis with the EKOS system," said Dr. Stavros Konstantinides, MD, PhD, FESC, principal investigator of the HI-PEITHO trial and medical director, Center for Thrombosis and Hemostasis, University Medical Center Mainz, Germany.* "These highly anticipated findings underscore the clinical efficacy for patients treated with this therapy, while also demonstrating that treatment was not accompanied by an increased risk of major bleeding and offered the added benefit of a shorter hospital stay compared to patients treated with anticoagulation alone."

The trial met the combined primary endpoint of PE-related mortality, non-fatal hemodynamic cardiorespiratory decompensation or collapse and non-fatal symptomatic recurrence of PE within seven days. The EKOS system plus anticoagulation demonstrated superiority to anticoagulation alone (4.0% vs. 10.3%; P=0.005), representing a 61% reduction in primary endpoint events. Data from patients treated with the EKOS system also demonstrated a lower rate of cardiorespiratory decompensation or collapse (3.7% vs. 10.3%), in which inability of the heart to maintain adequate blood flow can lead to serious complications, often requiring emergency intervention. These results were achieved with no episodes of bleeding within the brain through 30 days.

"The HI-PEITHO trial evaluated clear, clinically meaningful endpoints using rigorous patient enrollment criteria and demonstrated a definitive impact with the EKOS system over the standard of care for treating acute PE," said Dr. Michael R. Jaff, vice president and chief medical officer, Vascular Therapies, Boston Scientific. "For the first time, we have robust randomized clinical trial data available to inform treatment decisions by interventionalists and referring physicians and support consideration of EKOS plus anticoagulation as a first-line therapy."

The randomized, controlled HI-PEITHO trial enrolled 544 patients with intermediate-risk PE across 59 sites in the United States and Europe. The trial is a joint research study led by Boston Scientific in partnership with The PERT Consortium® and the University Medical Center of Mainz and in collaboration with the PEITHO International Study Network. Patients will be followed to one year post procedure.

For more information on the HI-PEITHO trial, visit https://www.bostonscientific.com/hi-peitho.

About Boston Scientific

Boston Scientific transforms lives through innovative medical technologies that improve the health of patients around the world. As a global medical technology leader for more than 45 years, we advance science for life by providing a broad range of high-performance solutions that address unmet patient needs and reduce the cost of healthcare. Our portfolio of devices and therapies helps physicians diagnose and treat complex cardiovascular, respiratory, digestive, oncological, neurological and urological diseases and conditions. Learn more at
www.bostonscientific.com and follow us on LinkedIn.

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CONTACTS:
Blake Rouhani
Media Relations
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Blake.rouhani@bsci.com

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* Dr. Stavros Konstantinides is a paid consultant of Boston Scientific Corporation. He has not been compensated in connection with this press release.

1 Wendelboe, A.M, et al. Global Burden of Thrombosis: Epidemiologic Aspects. Circulation Research.2016 Apr 29; 118(9): 1340-1347. doi: 10.1161/CIRCRESAHA.115.306841.
SOURCE Boston Scientific Corporation